Exhibit 99.1

UNION PACIFIC REPORTS THIRD QUARTER EARNINGS

FOR IMMEDIATE RELEASE:

OMAHA, Neb., October 21, 2004 – Union Pacific Corporation (NYSE:UNP) today reported 2004 third quarter income from continuing operations of $202 million or $.77 per diluted share. This compares to income from continuing operations of $300 million or $1.15 per diluted share in the third quarter of 2003.

“Our $3.1 billion in third quarter operating revenue marks the second consecutive quarter of Railroad revenue over the $3 billion mark and our best total revenue performance ever as a company,” said Dick Davidson, chairman and chief executive officer. “However, unprecedented fuel prices and high operating costs resulting from our service inefficiencies out-weighed the revenue growth.”

2004 Third Quarter Summary

For the quarter, Union Pacific Corporation reported operating income of $418 million compared to $592 million for the same period in 2003.

•	Best ever Railroad Operating Revenue of $3.1 billion – up four percent versus 2003

•	Commodity Revenue and Total Revenue Carloads also reached best ever quarterly levels

•	Average Quarterly Fuel Price of $1.25 per gallon versus $0.90 per gallon a year ago, which increased diesel fuel costs by $121 million

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•	Quarterly Average System Speed, as reported to the Association of American Railroads, improved 0.5 mph versus the prior quarter, but was 1.1 mph lower than the third quarter of 2003

•	Operating Margin – 13.6 percent compared to 20.0 percent in the third quarter of 2003

Third Quarter Railroad Business Revenue Summary versus 2003

Overall, commodity revenue was up 4 percent as follows:

•	Industrial Products up 9 percent

•	Chemicals up 8 percent

•	Intermodal up 7 percent

•	Automotive up 4 percent

•	Energy was flat

•	Agricultural down 4 percent

“We had strong revenue growth in four of our six business groups, but I’m particularly encouraged by the continued strong performance of our Chemicals group,” Davidson said. “The Chemicals performance, combined with another big quarter for Industrial Products is a good-news indicator that the nation’s economy remains healthy.”

Outlook

“One fact that stood out clearly this quarter is that Union Pacific, and the entire rail industry, is experiencing unprecedented levels of demand,” Davidson said. “Unfortunately, operational challenges associated with these record volumes and our resource shortages, are

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preventing us from making the most of this increasing demand. We are focused on making improvements and we continue to believe the resource plans that we are implementing will make a difference. As fluidity to the network is restored, our follow-on challenge will be to improve efficiency and profitability while providing quality service to our customers.”

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Our contact for investors is Jennifer Hamann at (402) 544-4227. Our media contact is Kathryn Blackwell at (402) 544-3753.

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This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding: expectations as to operational or service improvements, including restoring network fluidity; statements concerning expectations of the effectiveness of steps taken or to be taken to improve operations or service, including the hiring and training of train crews, acquisition of additional locomotives, infrastructure improvements and management of customer traffic on the system to meet demand; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; proposed new products and services; estimates of costs relating to environmental

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remediation and restoration; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; and statements or information concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results and future economic performance, statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved, including expectations of operational and service improvements. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

Important factors that could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: whether the Corporation and its subsidiaries are fully successful in implementing their financial and operational initiatives, including gaining new customers and retaining existing ones, along with containment of costs; whether the Corporation and its subsidiaries are successful in improving network operations and service by hiring and training train crews, acquiring additional locomotives, improving infrastructure and managing customer traffic on the system to meet demand; material adverse changes in economic and industry conditions, both within the United States and globally; the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume commodities carried by us; industry competition, conditions, performance and consolidation; general legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail industry; legislative, regulatory and legal developments involving taxation, including enactment of new federal or state income tax rates, revisions of controlling authority and the outcome of tax claims and litigation; changes in securities and capital markets; natural events such as severe weather, fire, floods and earthquakes or other disruptions of our operating systems, structures and equipment; any adverse economic or operational repercussions from terrorist activities and any governmental response thereto; war or risk of war; changes in fuel prices; changes in labor costs and labor difficulties, including stoppages affecting either our operations or our customers’ abilities to deliver goods to us for shipment; and the outcome of claims and litigation, including those related to environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes.

Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

Periods Ended September 30

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Third Quarter			Year-to-Date
	2004	2003	Pct Chg	2004	2003	Pct Chg
Operating Revenues	$3,076	$2,956	4	$8,998	$8,586	5

Operating Expenses
Salaries and Benefits	1,057	977	8	3,116	2,893	8
Equipment and Other Rents	354	308	15	1,043	916	14
Depreciation	278	267	4	829	795	4
Fuel and Utilities	459	330	39	1,283	1,005	28
Materials and Supplies	122	104	17	359	306	17
Purchased Services and Other	388	378	3	1,277	1,127	13

Total Operating Expenses	2,658	2,364	12	7,907	7,042	12

Operating Income	418	592	(29)	1,091	1,544	(29)

Other Income - Net	30	15	F	66	32	F
Interest Expense	(132)	(140)	(6)	(397)	(440)	(10)

Income Before Income Taxes	316	467	(32)	760	1,136	(33)
Income Tax Expense	(114)	(167)	(32)	(235)	(413)	(43)

Income from Continuing Operations	202	300	(33)	525	723	(27)
Income from Discontinued Operations	—	17	U	—	37	U
Cumulative Effect of Accounting Change	—	—	—	—	274	U

Net Income	$202	$317	(36)	$525	$1,034	(49)

Basic Earnings Per Share
Income from Continuing Operations	$0.78	$1.18	(34)	$2.03	$2.85	(29)
Income from Discontinued Operations	—	0.07	U	—	0.14	U
Cumulative Effect of Accounting Change	—	—	—	—	1.08	U

Net Income	$0.78	$1.25	(38)	$2.03	$4.07	(50)

Diluted Earnings Per Share
Income from Continuing Operations	$0.77	$1.15	(33)	$2.00	$2.79	(28)
Income from Discontinued Operations	—	0.06	U	—	0.13	U
Cumulative Effect of Accounting Change	—	—	—	—	1.02	U

Net Income	$0.77	$1.21	(36)	$2.00	$3.94	(49)

October 21, 2004	(1)

UNION PACIFIC RAILROAD

REVENUE DETAIL

Periods Ended September 30

(Unaudited)

	Third Quarter			Year-to-Date
	2004	2003	Pct Chg	2004	2003	Pct Chg
Commodity Revenue (000):
Agricultural	$394,057	$411,305	(4)	$1,203,817	$1,158,064	4
Automotive	287,777	276,030	4	910,673	898,229	1
Chemicals	433,086	400,000	8	1,271,989	1,187,450	7
Energy	628,528	627,898	—	1,811,686	1,790,783	1
Industrial Products	622,145	571,969	9	1,791,463	1,642,398	9
Intermodal	578,650	540,082	7	1,632,681	1,521,211	7

Total	$2,944,243	$2,827,284	4	$8,622,309	$8,198,135	5

Revenue Carloads:
Agricultural	209,195	224,996	(7)	654,610	644,818	2
Automotive	195,272	189,734	3	615,465	610,628	1
Chemicals	240,176	224,686	7	702,222	669,757	5
Energy	561,043	562,700	—	1,641,694	1,620,629	1
Industrial Products	394,393	389,910	1	1,146,519	1,112,623	3
Intermodal	807,869	774,753	4	2,303,048	2,219,766	4

Total	2,407,948	2,366,779	2	7,063,558	6,878,221	3

Average Revenue per Car:
Agricultural	$1,884	$1,828	3	$1,839	$1,796	2
Automotive	1,474	1,455	1	1,480	1,471	1
Chemicals	1,803	1,780	1	1,811	1,773	2
Energy	1,120	1,116	—	1,104	1,105	—
Industrial Products	1,577	1,467	7	1,563	1,476	6
Intermodal	716	697	3	709	685	4

Total	$1,223	$1,195	2	$1,221	$1,192	2

October 21, 2004	(2)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED FINANCIAL POSITION

As of September 30, 2004 and December 31, 2003

(Dollars in Millions)

(Unaudited)

	September 30, 2004	December 31, 2003
Assets:
Cash and Temporary Investments	$914	$527
Other Current Assets	1,547	1,562
Investments	757	726
Properties - Net	30,828	30,283
Other Assets	346	362

Total	$34,392	$33,460

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$163	$167
Other Current Liabilities	2,427	2,289
Long Term Debt	7,996	7,822
Deferred Income Taxes	9,424	9,102
Other Long Term Liabilities	1,689	1,726
Common Shareholders’ Equity	12,693	12,354

Total	$34,392	$33,460

October 21, 2004	(3)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Nine Months Ended September 30

(Dollars in Millions)

(Unaudited)

	2004	2003
Operating Activities:
Net Income	$525	$1,034
Income from Discontinued Operations	—	(37)
Cumulative Effect of Accounting Change	—	(274)
Depreciation	829	795
Deferred Income Taxes	331	346
Other	30	(93)

Cash Provided by Operating Activities	1,715	1,771

Investing Activities:
Capital Investments	(1,348)	(1,300)
Other	41	174

Cash Used in Investing Activities	(1,307)	(1,126)

Financing Activities:
Dividends Paid	(232)	(175)
Debt Repaid	(427)	(1,398)
Financings and Other - Net	638	784

Cash Used in Financing Activities	(21)	(789)

Net Change in Cash and Temporary Investments	$387	$(144)

Non-Cash Capital Lease Financings	$—	$188

October 21, 2004	(4)

UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

Periods Ended September 30

(Unaudited)

	Third Quarter				Year-to-Date
	2004	2003	Pct Chg		2004	2003	Pct Chg
Operating Statistics:
Revenue Carloads (Thousands)	2,408	2,367	2		7,064	6,878	3
Revenue Ton-Miles (Billions)	138.6	137.0	1		409.3	395.7	3
Gross Ton-Miles (GTMs) (Billions)	262.8	259.8	1		775.3	754.9	3
Operating Margin	13.6%	20.0%	(6.4	)pt	12.1%	18.0%	(5.9	)pt
Operating Ratio	86.4%	80.0%	6.4	pt	87.9%	82.0%	5.9	pt
Average Employees	49,021	46,369	6		48,081	46,499	3
GTMs (Millions) per Average Employee	5.36	5.60	(4)		16.12	16.23	(1)
Average Fuel Price Per Gallon	$1.25	$0.90	39		$1.14	$0.93	23
Fuel Consumed in Gallons (Millions)	340	334	2		1,034	985	5
Fuel Consumption Rate (Gal per 000 GTM)	1.29	1.29	—		1.33	1.30	2

Financial:
Average Basic Shares Outstanding (Millions)	259.0	254.3	2		258.9	253.9	2
Average Diluted Shares Outstanding (Millions) (a)	261.6	265.0	(1)		261.9	269.1	(3)
Effective Tax Rate	36.1%	35.8%	0.3	pt	30.9%	36.4%	(5.5	)pt
Debt to Capital (b)					39.1%	39.3%	(0.2	)pt
Lease Adjusted Debt to Capital (c)					44.6%	44.8%	(0.2	)pt
Free Cash Flow (After Dividends) (Millions) (d)					$176	$282	(38)

(a)	Included in the third quarter and year-to-date 2003 were 7.3 million and 12.1 million weighted average shares, respectively, related to the Convertible Preferred Securities, which were redeemed in 2003.
(b)	Debt to capital is computed as follows: total debt divided by total debt plus equity. 2003 percentages are as of December 31, 2003.
(c)	Lease adjusted debt to capital is computed as follows: total debt plus net present value of operating leases divided by total debt plus equity plus net present value of operating leases. 2003 percentages are as of December 31, 2003.
(d)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. The following table reconciles cash provided by operating activities (GAAP measure) to free cash flow:

	Year-to-Date
	2004	2003
Cash Provided by Operating Activities	$1,715	$1,771
Cash Used in Investing Activities	(1,307)	(1,126)
Dividends Paid	(232)	(175)
Non-Cash Capital Lease Financings	—	(188)

Free Cash Flow	$176	$282

October 21, 2004	(5)